Exhibit 10.15

AMENDMENT ONE TO LEASE

THIS AMENDMENT ONE TO LEASE (this “Amendment”) is entered into as of the 24th day of June, 2014, by and between 939 S. Serrano Ave., LLC DBA Beachport Center (“Landlord”), and Stellar Biotechnologies, (“Tenant”).

R E C I T A L S

A.	939 S. Serrano Ave., LLC DBA Beachport Center, (“Landlord”), and Stellar Biotechnologies (“ Lessee”) entered into that certain Lease dated March 29, 2011, (collectively the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord the “Premises” more particularly described in the Lease as 332 E. Scott St., Port Hueneme Ca 93041.

B.	Tenant desires to extend the lease term for the premises and Landlord is willing to modify the term of the lease upon the terms, covenants and conditions as set forth in the lease as modified and amended herein.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T

1.	Execution of Option Period: Tenant has executed their only option period which hereby extends the Lease term by Two (2) Years, commencing on July 1, 2014 and Terminating on June 30, 2016

2.	Base Rent (“Base Rent”): Commencing July 1, 2014 tenant shall pay Base Rent of Five Thousand Six Hundred One 76/100 Dollars ($5,601.76) per month plus Tenants Pro Rata Share of Common Area Operating Expenses, Insurance and Taxes (“Operating Expenses”) as defined in the original lease for the Premises.

3.	Rent Escalation: Beginning July 1, 2015 the rent shall increase by Three (3) percent.

4.	Counterparts: This Amendment may be executed in one or more counterparts, each of which shall be deemed original, and all of which together shall constitute one and the same instrument.

5.	No Further Modifications: Except as set forth in this Amendment, all of the terms and provisions of the Existing Lease shall apply and shall remain unmodified and in full force and effect.

6.	Capitalized Terms. All capitalized terms used herein shall have the same meaning as is given such terms in the Existing Lease unless expressly superseded by the terms of this Amendment.

7.	Attorneys' Fees. In the event that at any time during the term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding shall reimburse the successful party for reasonable attorneys' fees and other costs and expenses incurred therein by the successful party, including fees and costs incurred in any appellate proceeding. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained following a default by Tenant and/or to advise Landlord of its legal rights and/or remedies following a default by Tenant, Tenant agrees to pay all attorneys' fees and court costs reasonably incurred by Landlord in connection therewith.

8.	Confidentiality: Tenant agrees not to disclose any part of the contents of this Lease to anyone other than its attorneys, accountants or employees who may need to know of its contents in order to perform their duties for Tenant. Tenant further agrees that in the event that they disclose any part of this Amendment One to said persons that Tenant will diligently inform said person of this “Confidentiality” clause and the importance of maintaining the contents hereof confidential. It is agreed that any other disclosure of the contents of the Lease or Amendment One by Tenant shall be an Event of Default by Tenant under the terms of the Lease.

(Signatures on following page)

Except as amended herein, all other terms, conditions, covenants and agreements contained in the Lease are hereby ratified and affirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

TENANT:		LANDLORD:

Stellar Biotechnologies		939 S. Serrano Ave., LLC DBA Beachport Center

By:	/s/ Kathi Niffenegger	By:	/s/ Steve Jacoby
Steve Jacoby

Name:	Kathi Niffenegger	Its:	Partner

Its:	CFO

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